UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2018

LANNETT COMPANY, INC.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NO. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA  19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01        Entry into a Material Definitive Agreement

On July 30, 2108, Lannett Company, Inc. (the “Company”) entered into a license agreement (the “License Agreement”) with Andor Pharmaceuticals, LLC (“Andor”), pursuant to which Andor granted the Company an exclusive license (the “License”) with respect to all rights and interests of Andor in and to the ANDA Application for Methylphenidate Hydrochloride (the “Products”).

As consideration for the grant of the License, the Company has agreed to pay Andor (a) $1,500,000 in cash, of which $500,000 was paid at closing and $1,000,000 will be paid upon approval by the United States Food and Drug Administration (“FDA”) of an AB rating with respect to the Products (the “AB Rating Approval”), and (b) royalties based upon the net profits realized from the sale of the Products by the Company.  The License Agreement, as amended by Amendment No. 1 to License Agreement dated August 2, 2018, by and between the Company and Andor (the “Amendment”), requires the Company to make minimum royalty payments to Andor during the initial four year period following the first commercial sale of the Products by the Company of $16,000,000 (the “Royalty Guaranty”).  The amount of the Royalty Guaranty will be reduced by $4,000,000 for each application, if any, by a third party with respect to the Products that both receives regulatory approval from the FDA and is commercially launched after February 2, 2019 and prior to the receipt of the AB Rating Approval.

Each party can terminate the License Agreement for, among other things, the failure of the ANDA Application to be approved by the FDA within specified time periods or the breach by the other party of its obligations under the License Agreement.

The Company expects to file the License Agreement and the Amendment as exhibits to its Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2018, and intends to seek confidential treatment for certain terms and provisions of the License Agreement.  The foregoing description of the License Agreement and the Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement and Amendment when filed.

Item 9.01        Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

99.1	August 3, 2018 Press Release

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANNETT COMPANY

By:	/s/ Samuel H. Israel
Chief Legal Officer and General Counsel
Date: August 3, 2018

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